Exhibit 10.8

LOAN AGREEMENT

THIS LOAN AGREEMENT is made on the 20th day of May, 2026

BETWEEN: -

LINKERS INDUSTRIES LIMITED, a company incorporated in British Virgin Islands with company number 2113657, whose registered office is located at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands (the “Lender”); and

TEM ELECTRONICS (M) SDN BHD, a company incorporated in Malaysia with company number 199501036258(365460-T), whose registered address and correspondence address are located at 119 A&C, Lorong Macalister, 10400 George Town, Pulau Pinang and Lot A99, Jalan 2A-3, Lot A101 & A102, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman, Malaysia, respectively (the “Borrower”).

The Lender and the Borrower are entering this loan agreement (“Loan Agreement”) in writing of all the terms of the Loan Agreement as follows:-

1.	Amount of the Loan

United States dollars Five Hundred Thousand Only (US$500,000) (the “Loan”). The Loan is subject to review at any time and to the Lender’s overriding right of withdrawal and immediate repayment on demand.

2.	Date of the Making of this Loan Agreement

20th May 2026

3.	Date of the Making of the Loan

22nd May 2026

4.	Repayment

The principal amount of the Loan plus any unpaid interest (if any) shall, be repaid on or before 21st May 2029 (the “Last Repayment Date”).

5.	Interest

The rate of interest on the Loan is interest free.

6.	Place of Negotiation and Completion of the Loan Agreement

Lot A99, Jalan 2A-3, Lot A101 & A102, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman, Malaysia

7.	Drawdown

The Loan can be fully drawn down on 22nd May 2026 as per the Borrower’s directions.

8.	Prepayment/Early repayment

The Loan may be prepaid, without prepayment penalty, with accrued interest (if any) up to and including the date of prepayment on the outstanding balance of the Loan by giving Lender fourteen (14) days of prior notice in writing.

9.	Whole Agreement and Severability

This Loan Agreement and the documents contemplated hereby constitute the whole and entire agreement between the Lender and the Borrower in respect of the Loan and cancel and supersede any prior agreements and undertakings, whether written or oral, in respect thereof. If any provision hereunder is or becomes prohibited or unenforceable in any jurisdiction, such prohibition and unenforceability shall not invalidate or render unenforceable the provision concerned in any other jurisdiction, nor shall it invalidate, affect or impair the other remaining provisions.

10.	Governing law and Jurisdiction

This Loan Agreement shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region and the parties hereto irrevocably submit to the non-exclusive jurisdiction of the Hong Kong Courts.

IN WITNESS whereof the parties have executed this Loan Agreement the day and year first above written.

SIGNED BY	)
For and on behalf of	)
LINKERS INDUSTRIES LIMITED	)	/s/ Rene Chang
In the presence of :-)
Rene Chang

SIGNED BY	)
For and on behalf of	)
TEM ELECTRONICS (M) SDN BHD	)	/s/ Kevin Zeng Qing Lin
In the presence of :-)
Kevin Zeng Qing Lin

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